UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2019

_______________________________

SHENANDOAH TELECOMMUNICATIONS CO/VA/

(Exact name of registrant as specified in its charter)

_______________________________

Virginia	0-9881	54-1162807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Shentel Way,
Edinburg, Virginia 22824

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (540) 984-4141

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2019, Shenandoah Telecommunications Company (the “Company”) appointed Thomas A. Whitaker to the position of Senior Vice President of Corporate Development, effective immediately. In his new role, Mr. Whitaker will be responsible for growing the Company’s business through mergers, acquisitions and partnerships.

Mr. Whitaker, age 58, has served as the Company’s Senior Vice President – Fiber Operations since January 2019, as Senior Vice President – Cable since September 2015, and as the Company’s Vice President – Cable since June 2010.

There were no changes to Mr. Whitaker’s compensation arrangements because of the new appointment and there are no related party transactions in which Mr. Whitaker has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act of 1934, as amended. In addition, there is no family relationship between Mr. Whitaker and any of the Company’s directors or other executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

Date: August 14, 2019	By:	/s/ Raymond B. Ostroski
Raymond B. Ostroski
Vice President - Legal and General Counsel